Exhibit 99.1

November 19, 2014	Analyst Contact:	T.D. Eureste 918-588-7167
	Media Contact:	Stephanie Higgins 918-591-5026

ONEOK Partners to Participate in
RBC Capital Markets’ MLP Conference

TULSA, Okla. – Nov. 19, 2014 – ONEOK Partners, L.P. (NYSE: OKS) will participate in RBC Capital Markets’ MLP Conference on Thursday, Nov. 20, 2014, in Dallas, Texas.

Robert F. Martinovich, ONEOK executive vice president, commercial, will present at the conference on Thursday, Nov. 20, at noon Eastern Standard Time (11 a.m. Central Standard Time).

Martinovich also will conduct a series of one-on-one meetings with investment-community representatives at the conference.

The materials used at the conference will be posted on ONEOK Partners’ website, www.oneokpartners.com, that morning, beginning at 8 a.m. Eastern Standard Time (7 a.m. Central Standard Time).

ONEOK Partners, L.P. (pronounced ONE-OAK) (NYSE: OKS) is one of the largest publicly traded master limited partnerships in the United States and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers.  Its general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a pure-play, publicly traded general partner, which owns 38.3 percent of the overall partnership interest, as of Sept. 30, 2014.

For more information, visit the website at www.oneokpartners.com.

For the latest news about ONEOK Partners, follow us on Twitter @ONEOKPartners.

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